Exhibit 99.1

Virtuoso Acquisition Corp. Announces the Separate Trading of its Class A Common Stock and Warrants

WESTPORT,CT March 10, 2021 – Virtuoso Acquisition Corp. (the “Company”) announced today that, commencing March 15, 2021, holders of the 23,000,000 units sold in the Company’s initial public offering may elect to separately trade the Company’s Class A common stock and warrants included in the units. Class A common stock and warrants that are separated will trade on the Nasdaq Stock Market LLC under the symbols “VOSO” and “VOSOW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Those units not separated will continue to trade on the Nasdaq Stock Market LLC under the symbol “VOSOU.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A common stock and warrants.

Virtuoso Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company is led by Chief Executive Officer Jeffrey D. Warshaw and Chief Financial Officer Michael O. Driscoll.

The units were initially offered by the Company in an underwritten offering. BTIG, LLC and Moelis & Company LLC acted as joint book-running managers of the offering. I-Bankers Securities, Inc. acted as co-manager of the offering. A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission (“SEC”) on January 21, 2021.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Jeffrey D. Warshaw
Chief Executive Officer

jeff@virtuosoacquisition.com

(203) 571-6161